SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 21, 2011
Waste Management, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12154	73-1309529
(State or Other Jurisdiction of	(Commission File	(IRS Employer Identification
Incorporation)	Number)	No.)

1001 Fannin, Suite 4000 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone number, including area code: (713) 512-6200
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On June 21, 2011, the Board of Directors of Waste Management, Inc. (the “Company”) adopted an amendment to Article II, Section 2.4 of the Company’s Amended and Restated By-laws to permit record holders who have held at least a twenty-five percent (25%) net long position in the outstanding common stock of the Company for at least one year to call a special meeting of stockholders. The text of the amendment contains various exceptions and timing mechanisms that are intended to avoid the cost and distraction that would result from multiple stockholder meetings being held in a short time period.
     The above description of the amendment is not complete and is qualified in its entirety by reference to the Company’s Amended and Restated By-laws, as further amended, a copy of which is filed as Exhibit 3.2 to this report and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description of Exhibit

3.2	Amended and Restated By-laws as of June 21, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WASTE MANAGEMENT, INC.
Date: June 24, 2011	By:	/s/ Rick L Wittenbraker
Rick L Wittenbraker
Senior Vice President

Exhibit Index

Exhibit No.	Description of Exhibit

3.2	Amended and Restated By-laws as of June 21, 2011

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